UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

MOLSON COORS BEVERAGE COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Quebec, Canada H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 1.01	Entry into a Material Definitive Agreement.
On January 6, 2020, MillerCoors LLC and MillerCoors USA LLC (collectively, “MillerCoors”), each subsidiaries of Molson Coors Beverage Company (the “Company”), entered into an option agreement (the “Agreement”) with Pabst Brewing Company, LLC (“Pabst”), pursuant to which MillerCoors will grant Pabst an option to purchase the Company’s Irwindale, California brewery, including plant equipment and machinery and the underlying land (collectively, the “Irwindale Brewery”), when MillerCoors elects to close the Irwindale Brewery, which it announced today.
Pursuant to the Agreement, Pabst will have 120 days from receipt of a notice of the Irwindale Brewery closure from MillerCoors to exercise the option to purchase the Irwindale Brewery.  If Pabst exercises its option to purchase the Irwindale Brewery, the Agreement provides (i) the purchase price will be $150 million, subject to adjustment as further specified in the Agreement, (ii) the closing will be within six months from Pabst’s exercise of the option, but no earlier than September 1, 2020 and no later than December 31, 2020, subject to the satisfaction of certain customary closing conditions, (iii) for the treatment and allocation of certain liabilities related to the operation of the Irwindale Brewery prior to closing, and (iv) for customary representations and warranties and certain post-closing restrictions on Pabst regarding the operations and disposal of the Irwindale Brewery.  In conjuction with the Agreement, MillerCoors and Pabst also executed mutual releases of claims related to their ongoing litigation and dismissed the litigation with prejudice.
On January 6, 2020, the Company issued a press release announcing the Agreement and its decision to close the Irwindale Brewery. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.	Description
99.1	Press Release of Molson Coors Beverage Company, dated January 6, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOLSON COORS BEVERAGE COMPANY

Date:	January 6, 2020	By:	/s/ E. Lee Reichert
E. Lee Reichert
Chief Legal & Government Affairs Officer and Secretary